Exhibit 1.1

Execution Version

Weatherford International Ltd.

$1,500,000,000

7.750% Senior Notes due 2021

8.250% Senior Notes due 2023

Underwriting Agreement

New York, New York

June 10, 2016

To the Representatives

  named in Schedule I

  hereto of the several

  Underwriters named in

  Schedule II hereto

Ladies and Gentlemen:

Weatherford International Ltd., a Bermuda exempted company (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $750,000,000 aggregate principal amount of its 7.750% senior notes due 2021 (the “2021 Notes”) and $750,000,000 aggregate principal amount of its 8.250% senior notes due 2023 (the “2023 Notes” and together with the 2021 Notes, the “Notes”) as set forth on Schedule II hereto. As used herein, the term “Securities” collectively refers to the Notes and Guarantees (defined below). The Securities are to be issued under an Indenture, dated October 1, 2003 (the “Base Indenture”), as amended and supplemented by a tenth supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to be dated as of the Closing Date (as defined below), between the Issuer, the Parent Guarantor (defined below) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and will be fully and unconditionally guaranteed on a senior basis (the “Guarantees”) by the Parent Guarantor and Weatherford International LLC, a Delaware limited liability company and indirect, wholly owned subsidiary of the Parent Guarantor (the “Subsidiary Guarantor” and, together with the Parent Guarantor, the “Guarantors”) as set forth in the Indenture.

To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.

1. Representations and Warranties. The Company and the Guarantors jointly and severally represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a) The Company and the Guarantors meet the requirements for use of Form S-3 under the Act and have prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company and the Guarantors may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses relating to the Securities, each of which has previously been furnished to you. The Company and the Guarantors will file with the Commission a Final Prospectus relating to the Securities in accordance with Rule 424(b). As filed, such Final Prospectus shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantors make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or

(ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company or the Guarantors by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) The Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company or the Guarantors by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company, or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)), made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Parent Guarantor was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), neither the Company nor either Guarantor was or is an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company or either of the Guarantors be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement or the Disclosure Package, including any document included or incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free

Writing Prospectus based upon and in conformity with written information furnished to the Company or either Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g) The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement and the documents incorporated by reference therein fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h) The Company and the Guarantors have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus included in Schedule III hereto, the final term sheet prepared and filed pursuant to Section 5(b) hereof, any Permitted Free Writing Prospectus or the Registration Statement.

(i) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Final Prospectus and the Disclosure Package (collectively, the “Incorporated Documents”) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in such Registration Statement, Final Prospectus or Disclosure Package, as the case may be, at the time the Registration Statement became effective, at the time the Final Prospectus was issued, at the Execution Time and at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(j) The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Disclosure Package and the Final Prospectus are an independent registered public accounting firm as required by the Act.

(k) The consolidated financial statements included in the Registration Statement, the Final Prospectus and the Disclosure Package present fairly in all material respects the financial position of the Parent Guarantor and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Parent Guarantor and its consolidated subsidiaries for the periods specified all prepared in conformity with generally accepted accounting principles (“GAAP”) (subject, in the case of interim statements, to normal year-end audit adjustments); the consolidated financial statements and the related financial statement schedules included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission; and neither the Company nor either Guarantor has any material contingent obligation that is not disclosed in such financial statements or in the Registration Statement, Final Prospectus or Disclosure Package. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The capitalization table and the ratio of earnings to fixed charges included in the Final Prospectus and the Disclosure Package present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(l) Since the respective dates as of which information is given in the Registration Statement, the Final Prospectus and the Disclosure Package, except as otherwise stated therein, (A) there has been no material adverse change in the consolidated financial position, shareholders’ equity, prospects, results of operations or business of the Company, the Parent Guarantor and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, either of the Guarantors or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, the Parent Guarantor and their respective subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by each of the Company (other than to the Parent Guarantor or its wholly owned subsidiaries) or the Parent Guarantor on any class of its share capital.

(m) The Company has been duly organized and is validly existing as an exempted company in good standing under the laws of Bermuda and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and the Disclosure Package and to enter into and perform its obligations under this Agreement, the Indenture and the Notes; the Parent Guarantor has been duly organized and is validly existing as a public limited company in good standing (to the extent applicable) under the laws of Ireland and has company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the Disclosure Package and to enter into and perform its obligations under this Agreement, the Indenture and the Parent Guarantee; the Subsidiary Guarantor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the Disclosure Package and to enter into and perform its obligations under this Agreement, the Indenture and the Subsidiary Guarantee; the Company is duly qualified as a foreign corporation to transact business and is in good standing (to the extent applicable) in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing (to the extent applicable) would not result in a Material Adverse Effect; the Parent Guarantor is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; the Subsidiary Guarantor is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

(n) All of the subsidiaries (as defined in Rule 405 of the Act) of the Company and the Parent Guarantor have been duly incorporated or formed and are validly existing as corporations, limited liability companies, limited partnerships or other forms of entities, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation or formation (to the extent applicable), have the requisite power and authority to own their respective properties and conduct their respective businesses, are duly qualified to do business and are in good standing as foreign corporations, limited liability companies, limited partnerships or other forms of entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(o) The Parent Guarantor’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus, and all of the issued shares of the Parent Guarantor conform to the description thereof contained in the Disclosure Package and the Final Prospectus; the issued ordinary shares, par value $0.001 USD per share (the “Ordinary Shares”), of the Parent Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable; and, except as set forth in the Disclosure Package and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interest in the Company or the Parent Guarantor are outstanding; the Company is an indirect, wholly owned subsidiary of the Parent Guarantor.

(p) All the outstanding shares of capital stock of each subsidiary of each of the Company and the Parent Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable and, except as otherwise set forth in the Disclosure Package and the Prospectus and other than the equity interests in joint ventures that are held by third parties, all outstanding shares of capital stock of each subsidiary of each of the Company and the Parent Guarantor are owned by the Company or the Parent Guarantor, as the case may be, free and clear of all liens, encumbrances, equities or claims except for liens, encumbrances, equities or claims permitted or arising under or in connection with that certain Term Loan Agreement, dated May 4, 2016, by and among the Company, as borrower, the Parent Guarantor, as guarantor, the lenders party thereto and J.P. Morgan Chase Bank, N.A., as administrative agent and lender; and the Ordinary Shares are duly listed, and admitted and authorized for trading on the New York Stock Exchange.

(q) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(r) The Indenture has been duly authorized by the Company and the Guarantors, duly qualified under the 1939 Act and duly executed and delivered by the Company and the Guarantors. The Indenture constitutes a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(s) The Securities have been duly authorized and, at the Closing Date, will have been duly executed by the Company and each of the Guarantors, as the case may be, for issuance and sale pursuant to this Agreement. The Securities, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company and the Guarantors, enforceable against the Company and each Guarantor, as the case may be, in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(t) The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Final Prospectus and the Disclosure Package and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(u) Neither the Company, either of the Guarantors nor any of their respective subsidiaries is (i) in violation of its charter, constitution, memorandum and articles of association or bye-laws or similar governing document, as applicable, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which it is a party or by which it is bound or which any of its properties or assets may be subject (collectively, “Agreements and Instruments”) or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except with respect to (ii) or (iii), for any such violations or defaults that would not be reasonably likely, singly or in the aggregate, to have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Disclosure Package and the Final

Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Guarantors with their respective obligations hereunder and under the Indenture, and the fulfillment of the terms hereof or thereof, have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or either of the Guarantors or any of their respective subsidiaries pursuant to, the Agreements and Instruments, (ii) result in any violation of the provisions of the charter, articles or memorandum of association, organizational regulations or bye-laws (or similar governing document) of the Company or either Guarantor or any of their respective subsidiaries or (iii) result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Guarantors or any of their respective subsidiaries or any of their assets, properties or operations; except for such conflict, breach, violation or default which would, for purposes of clauses (i) and (iii) above, either individually or in the aggregate, not have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company and each Guarantor of their respective obligations hereunder. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or either Guarantor or any of their respective subsidiaries.

(v) With respect to the ordinary share options (the “Ordinary Share Options”) granted pursuant to the ordinary share-based compensation plans of the Parent Guarantor and its subsidiaries (the “Parent Ordinary Share Plans”), (i) each grant of an Ordinary Share Option was duly authorized no later than the date on which the grant of such Ordinary Share Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Parent Guarantor (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, and (ii) each such grant was made in accordance with the terms of the Parent Ordinary Share Plans, the Act, the Exchange Act and all other applicable laws and regulatory rules or requirements. The Parent Guarantor has not knowingly granted, and there is no and has been no policy or practice of the Parent Guarantor of granting, Ordinary Share Options prior to, or otherwise coordinating the grant of Ordinary Share Options with, the release or other public announcement of material information regarding the Parent Guarantor or its subsidiaries or their results of operations or prospects.

(w) No labor dispute with the employees of the Company, either Guarantor or any of their respective subsidiaries exists or, to the knowledge of the Company or either Guarantor, is imminent, which would reasonably be expected to have a Material Adverse Effect; and there are no significant unfair labor practice complaints pending against the Company, either Guarantor or any of their respective subsidiaries or, to the knowledge of the Company or either Guarantor, threatened against any of them.

(x) Except as described in the Registration Statement, the Final Prospectus and the Disclosure Package, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or either Guarantor, threatened, against or affecting the Company, either Guarantor or any of their respective subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectus, or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company and the Guarantors of their respective obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company, the Guarantors or any of their respective subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Final Prospectus or the Disclosure Package, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(y) There are no contracts or documents which are required to be described in the Registration Statement, the Final Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(z) The Company, the Guarantors and their respective subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except where such conflict could not reasonably be expected to have a Material Adverse Effect.

(aa) None of the Company, the Guarantors or any of their affiliates has taken, nor will the Company, the Guarantors or any of their affiliates take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company or either Guarantor to facilitate the sale or resale of the Securities.

(bb) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company and the Guarantors of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, or for the due execution, delivery or performance of the Indenture by the Company and each Guarantor, except (A) as may be required under the Act or state or securities laws and the Companies Act 1981 of Bermuda and except for the qualification of the Indenture under the 1939 Act or (B) as have already been made, obtained or rendered, as applicable, and except where the failure to so make, obtain or render, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(cc) The Company, the Guarantors and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company, the Guarantors and their respective subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company, the Guarantors nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(dd) The Company, the Guarantors and their respective subsidiaries have good and indefeasible title in fee simple to all real property owned by the Company, the Guarantors or their respective subsidiaries, as applicable, and good and valid title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Disclosure Package and the Final Prospectus or (b) would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company, the Guarantors and their respective subsidiaries, and under which the Company, the Guarantors or any of their respective subsidiaries holds properties described in the Disclosure Package and the Final Prospectus, are in full force and effect, and neither the Company, the Guarantors nor any of their respective subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Guarantors or any of their respective subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Guarantors or any such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease except such as (a) are described in the Disclosure Package and the Final Prospectus or (b) would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ee) Reserved.

(ff) Neither the Company nor either Guarantor is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Final Prospectus, will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the U.S. Investment Company Act of 1940, as amended (the “1940 Act”).

(gg) Except as described in the Registration Statement, the Final Prospectus and the Disclosure Package and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company, the Guarantors nor any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, the Guarantors and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company or the Guarantors, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, the Guarantors or any of their respective subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Guarantors or any of their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

(hh) All material tax returns required to be filed by the Company or the Guarantors have been timely filed or are in the process of being filed, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from the Company or the Guarantors have been timely paid, other than such tax returns, taxes or other assessments (i) being contested in good faith or (ii) for which adequate reserves have been provided.

(ii) Neither the Company, the Guarantors nor any of their respective subsidiaries has sustained, since the date of the latest audited financial statements included in the Registration Statement, the Final Prospectus and the Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Final Prospectus or the Disclosure Package; and, since such date, there has not been any material change in the share capital or long-term debt of the Company, the Guarantors or any of their respective subsidiaries, or any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings or business of the Company, the Guarantors or their respective subsidiaries, otherwise than as set forth or contemplated in the Registration Statement, the Prospectus or the Disclosure Package.

(jj) The Company, the Guarantors and each of their respective subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as they reasonably deem sufficient for the conduct of their respective businesses and the value of their respective properties, and neither the Company, the Guarantors nor any of their respective subsidiaries has received notice of cancellation or non-renewal of such insurance.

(kk) Each of the Company, the Guarantors and their respective subsidiaries (i) makes and keeps books and records, which accurately reflect transactions and dispositions of its assets, and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s general and specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s general and specific authorization and (D) the recorded accountability for its assets is compared with existing assets at reasonable intervals.

(ll) No holders of securities of the Company or the Guarantors have rights to the registration of such securities under the Registration Statement.

(mm) Neither the Company, the Guarantors nor any of their respective subsidiaries nor, to the knowledge of the Company or the Guarantors, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Guarantors or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company, the Guarantors and their respective subsidiaries and, to the knowledge of the Company and the Guarantors, their respective affiliates, have conducted their business in compliance with the FCPA and have instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(nn) The operations of the Company, the Guarantors and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes of all applicable jurisdictions and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantors or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or the Guarantors, threatened.

(oo) Neither the Company, the Guarantors nor any of their respective subsidiaries nor, to the knowledge of the Company or the Guarantors, any director, officer, agent, employee or affiliate of the Company, the Guarantors or any of their respective subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(pp) Neither the Company, the Guarantors nor any of their respective subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Company, the Guarantors or any of their respective subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(qq) Neither the Company, the Guarantors nor any of their respective subsidiaries has taken, or will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

(rr) (i) The Company and each Guarantor has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); (ii) such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company or the Guarantors, as applicable, in the reports it files or submits under the Exchange Act is accumulated and communicated to its management, including its principal executive officer and its principal financial officer, as appropriate, to allow timely decisions regarding required disclosure; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ss) Since the date of the latest audited financial statements included or incorporated by reference in the Final Prospectus, there has not been (i) any significant deficiency in the design or operation of internal controls which could adversely affect the ability of the Parent Guarantor to record, process, summarize and report financial data nor any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Parent Guarantor. Since the date of the latest audited financial statements included or incorporated by reference in the Final Prospectus, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Parent Guarantor has designed and maintains internal control over financial reporting (as such term is defined in Rules 13a-15(f) and Rules 15d-15(f) under the Exchange Act, referred to herein as “Reporting Controls”), and the Reporting Controls are (i) designed to, and sufficient to, provide reasonable assurance (A) that transactions are executed in accordance with management’s general or specific authorizations; (B) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) that access to assets is permitted only in accordance with management’s general or specific authorization; (D) that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and include, without limitation, those processes specifically referred to in Rule 13a-15(f) and Rule 15d-15(f) and (ii) to the knowledge of the Company or the Parent Guarantor, effective to perform the functions for which they are maintained.

(tt) Under the current laws and regulations of Ireland and any political subdivision thereof or therein having the power to tax, payments on the Notes shall be paid free and clear, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings levied in Ireland or any political subdivision thereof or therein having the power to tax and without the necessity of obtaining any governmental authorization in Ireland or any political subdivision thereof or therein having the power to tax.

Any certificate signed by any officer of the Company or the Parent Guarantor and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or the Parent Guarantor, as the case may be, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Guarantors agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Guarantors, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Company and the Guarantors jointly and severally agree with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company and the Guarantors will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company and the Guarantors will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company and the Guarantors will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company or the Guarantors of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company and the Guarantors will use their reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as reasonably possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using their reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) To prepare a final term sheet, containing solely the final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company and the Guarantors will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented, (ii) amend or supplement the Disclosure Package to correct such statement or omission and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company and the Guarantors promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use their reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) As soon as practicable, the Parent Guarantor will make generally available to its security holders and to the Representatives an earnings statement or statements of the Parent Guarantor and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f) The Company and the Guarantors will use the net proceeds received by them from the sale of the Securities in the manner specified in the Final Prospectus under “Use of Proceeds.”

(g) The Company and the Guarantors will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(h) The Company and the Guarantors will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably request and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company and the Guarantors be obligated to (i) qualify to do business in any jurisdiction where they are not now so qualified, (ii) to take any action that would subject them to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where they are not now so subject or (iii) take any action that could subject them to taxation in any such jurisdiction if they are not otherwise so subject.

(i) Each of the Company and the Guarantors agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company and the Guarantors that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company and the Guarantors, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company or the Guarantors with the Commission or retained by the Company under Rule 433, other than the free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(j) The Company and the Guarantors will not, without the prior written consent of Deutsche Bank Securities Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, the Guarantors or any affiliate of the Company or the Guarantors or any person in privity with the Company or the Guarantors or any affiliate of the Company or the Guarantors), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities (excluding commercial paper, bank borrowings, overdrafts, working capital borrowing and facilities, short term loans and cash management requirements (and guarantees thereof)) issued or guaranteed by the Company (other than the Notes) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

(k) The Company and the Guarantors will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company, the Guarantors or their respective subsidiaries to facilitate the sale or resale of the Securities.

(l) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities to the Underwriters; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of representatives of the Company or the Guarantors in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Parent Guarantor’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Guarantors; (x) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (xi) any fees payable in connection with the rating of the Securities, and (xii) all other costs and expenses incident to the performance by the Company and the Guarantors of their obligations hereunder; provided that the Underwriters shall pay their own costs and expenses, including the costs and expenses of counsel, any transfer taxes on the Securities that they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.

(m) The Company and the Guarantors will cooperate with the Representatives and use commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their respective obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto and any other material required to be filed by the Company or the Guarantors pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company and the Guarantors shall have requested and caused Latham & Watkins LLP, counsel for the Company and the Guarantors, to have furnished to the Representatives their opinion and negative assurance letters, each dated the Closing Date, and addressed to the Representatives, to the effect set forth in Annex A-1 and Annex A-2, respectively.

(c) The Company and the Guarantors shall have requested and caused the Executive Vice President, General Counsel & Corporate Secretary of the Company and the Guarantors, to have furnished to the Representatives her opinion, dated the Closing Date, and addressed to the Representatives, to the effect set forth in Annex B.

(d) The Company and the Guarantors shall have requested and caused Conyers Dill & Pearman Limited, special Bermuda counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date, and addressed to the Representatives, to the effect set forth in Annex C.

(e) The Company and the Guarantors shall have requested and caused Matheson, special Ireland counsel for the Parent Guarantor, to have furnished to the Representatives their opinion, dated the Closing Date, and addressed to the Representatives, to the effect set forth in Annex D.

(f) The Company and the Guarantors shall have requested and caused PwC Switzerland, special advisor for the Parent Guarantor to have furnished to the Representatives their opinion, dated the Closing Date, and addressed to the Representatives, to the effect set forth in Annex E.

(g) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date, and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) The Representatives shall have received from Appleby (Bermuda) Limited, special Bermuda counsel for the Underwriters, such opinion or opinions, dated the Closing Date, and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i) The Representatives shall have received from A&L Goodbody, special Ireland counsel for the Underwriters, such opinion or opinions, dated the Closing Date, and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(j) The Company and the Guarantors shall have furnished to the Representatives a certificate of the Company and the Guarantors, signed by the Executive Vice President and Chief Financial Officer of the Company and by the Chairman of the Board or the President and the principal financial or accounting officer of the Guarantors, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company and the Guarantors in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and that the Company and each Guarantor has materially complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company or the Guarantors, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Guarantors and their respective subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(k) Immediately following the Execution Time, the Representatives shall receive from KPMG LLP a letter, dated as of the date of this Agreement, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information relating to the Parent Guarantor and its subsidiaries contained in the Registration Statement and the Preliminary Prospectus.

(l) On the Closing Date, the Representatives shall have received from KPMG LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (j) of this Section, except that the cut-off date for certain procedures performed by them shall be a date not more than two business days prior to the Closing Date, and providing information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information relating to the Parent Guarantor and its subsidiaries contained in the Final Prospectus.

(m) The Company shall have received and provided to the Representatives an assurance from the Minister of Finance under the Exempted Undertakings Tax Protection Act, 1966 that, in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not until 31 March 2035 be applicable to the Company or any of its operations or its shares, debentures or other obligations, except insofar as such tax applies to persons ordinarily resident in Bermuda or to tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any land leased to the Company.

(n) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (j) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company, the Guarantors and their respective subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(o) For the purpose of effecting delivery of the Securities in book-entry form, the Company agrees to issue, in the name of Cede & Co., such Securities being issued to the Underwriters and to instruct Cede & Co. to deliver the book-entry interest in such Securities to broker accounts as directed by the Representatives on behalf of the Underwriters.

(p) Prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and the Guarantors in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins LLP, special counsel to the Company and the Guarantors, at 811 Main Street, Suite 3700, Houston, Texas 77002, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof (other than Sections 10(i)(B), (ii), (iii) or (iv)) or because of any refusal, inability or failure on the part of the Company or the Guarantors to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and Guarantors will reimburse the Underwriters severally through the Representatives on demand for all reasonable documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) Each of the Company and the Guarantors agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and agents who have or who are alleged to have participated in the distribution of the Securities as Underwriters (the “Selling Agents”) and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that each of the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company and the Guarantors by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company or the Guarantors may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and the Guarantors, each of their respective directors or members, each of their respective officers who signs the Registration Statement, and each person who controls the Company or the Guarantors within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company and the Guarantors by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. Each of the Company and the Guarantors acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting” or “Plan of Distribution”, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization and syndicate covering transactions in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that an indemnifying party shall not be liable for the fees and expenses of more than one such separate counsel (in addition to local counsel) in connection with any proceeding or related proceeding in the same jurisdiction. An indemnifying party shall not be liable for any settlement of any proceeding effected without its consent (which consent shall not be unreasonably withheld). Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days before such settlement is entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. An indemnifying party will not, without the prior written consent (which consent shall not be unreasonably withheld) of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Guarantors and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Guarantors and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and by the Underwriters, on the other, from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Guarantors and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Guarantors, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Guarantors within the meaning of either the Act or the Exchange Act, each officer of the Company or the Guarantors who shall have signed the Registration Statement and each director or member of the Company or the Guarantors shall have the same rights to contribution as the Company and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or

Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and the Guarantors and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) (A) trading in the Parent Guarantor’s Ordinary Shares or any securities of the Parent Guarantor shall have been suspended or limited by the Commission or the New York Stock Exchange or (B) trading in securities generally on the New York Stock Exchange or in The NASDAQ Stock Market shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal, Bermuda, Ireland or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantors or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company, the Guarantors or any of the officers, directors, employees, affiliates, Selling Agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to

Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Leveraged Debt Capital Markets, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel, 36th Floor, facsimile (212) 797-4561; or, if sent to the Company or the Guarantors, will be mailed or delivered to Bahnhofstrasse 1, Baar, 6340, Switzerland, and confirmed to it at c/o Weatherford International, LLC, 2000 St. James Place, Houston, Texas 77056, U.S.A., attention of General Counsel.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No fiduciary duty. Each of the Company and the Guarantors hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) each Underwriter is acting as principal and not as an agent or fiduciary of either the Company or the Guarantors and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Guarantors agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Guarantors on related or other matters). Each of the Company and the Guarantors agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to either the Company or the Guarantors, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Submission to Jurisdiction and Waiver. By the execution and delivery of this Agreement, the Company and the Guarantors submit to the non-exclusive jurisdiction of any federal or New York State court located in the City of New York in any suit or proceeding arising out of or relating to the Securities or this Agreement. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court in the City of New York, or any appellate court with respect to any of the foregoing. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. To the extent that the Company or Parent Guarantor has or hereafter may acquire any immunity from jurisdiction of any court (including, without limitation, any court in the United States, the State of New York, Ireland, Bermuda, Switzerland or any political subdivision thereof) or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property or assets, this Agreement, or any other actions to enforce judgments in respect of any thereof, the Company and the Parent Guarantor hereby irrevocably waive such immunity, and any defense based on such immunity, in respect of their respective obligations under the above-referenced documents and the transactions contemplated thereby, to the fullest extent permitted by law.

In addition to the foregoing, each of the Company and the Guarantors agrees to irrevocably appoint CT Corporation Systems as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in the courts specified in the preceding paragraph. Each of the Company and the Guarantors agrees that service of process in respect of it upon such agent shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Each of the Company and the Guarantors agrees that the failure of such agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any such action, suit or proceeding based thereon. If for any reason such agent shall cease to be available to act as such, each of the Company and the Guarantors agrees to irrevocably appoint another such agent in New York City as its authorized agent for service of process, on the terms and for the purposes of this Section 17. Nothing herein shall in any way be deemed to limit the ability of the Underwriters, the Trustee or any other person to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over the Company or the Guarantors or bring actions, suits or proceedings against them in such other jurisdiction, and in such matter, as may be permitted by applicable law.

18. Waiver of Jury Trial. Each of the Company and the Guarantors hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 2:30 p.m. EST on June 10, 2016.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Parent Guarantor and the several Underwriters.

Very truly yours,

WEATHERFORD INTERNATIONAL PLC, an Irish public limited company

By:	/s/ Jennifer Presnall
Name:	Jennfier Presnall
Title:	Vice President

WEATHERFORD INTERNATIONAL LTD., a Bermuda exempted company

By:	/s/ Yazid Tamimi
Name:	Yazid Tamimi
Title:	Vice President

WEATHERFORD INTERNATIONAL, LLC a Delaware limited liability company

By:	/s/ Joshua S. Silverman
Name:	Joshua S. Silverman
Title:	Assistant Treasurer

The foregoing Agreement is

hereby confirmed and accepted

as of the date specified in

Schedule I hereto.

DEUTSCHE BANK SECURITIES INC.

By:	Deutsche Bank Securities Inc.

By:	/s/ Scott Sartorius
Name:	Scott Sartorius
Title:	Managing Director

By:	/s/ Craig Molson
Name:	Craig Molson
Title:	Managing Director

WELLS FARGO SECURITIES, LLC

By:	Wells Fargo Securities, LLC

By:	/s/ Kevin J. Scotto
Name:	Kevin J. Scotto
Title:	Managing Director

For themselves and the other

several Underwriters, if any,

named in Schedule II to the

foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated June 10, 2016

Registration Statement No. 333-194431

Representatives: Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC

Title, Purchase Price and Description of Securities:

7.750% Senior Notes due 2021:

Title: 7.750% Senior Notes due 2021

Principal amount of Securities: $750,000,000

Purchase price (include accrued

interest or amortization, if

any) to the underwriters: 98.5%

Sinking fund provisions: None

Redemption provisions: The Notes may be redeemed by the Company at its option as set forth under “Optional Redemption” in the Issuer Free Writing Prospectus. The Notes may also be redeemed by the Company at its option in connection with a change in tax law as set forth under “Description of Notes—Optional Redemption—Redemption at Our Option upon a Change in Tax Law” in the Preliminary Prospectus.

8.250% Senior Notes due 2023:

Title: 8.250% Senior Notes due 2023

Principal amount of Securities: $750,000,000

Purchase price (include accrued

interest or amortization, if

any) to the underwriters: 98.5%

Sinking fund provisions: None

Redemption provisions: The Notes may be redeemed by the Company at its option as set forth under “Optional Redemption” in the Issuer Free Writing Prospectus. The Notes may also be redeemed by the Company at its option in connection with a change in tax law as set forth under “Description of Notes—Optional Redemption—Redemption at Our Option upon a Change in Tax Law” in the Preliminary Prospectus..

Closing Date, Time and Location: June 17, 2016 at 10:00 a.m. EST at Latham & Watkins LLP, special counsel for the Company and the Parent Guarantor, at 811 Main Street, Suite 3700, Houston, Texas 77002

Type of Offering: Non-Delayed

Date referred to in Section 5(j) after which the Company may offer or sell debt securities issued by the Company without the consent of Deutsche Bank Securities Inc.: 60 days after pricing hereof

Modification of items to be covered by the letter KPMG LLP delivered pursuant to Section 6(e) at the Execution Time: None

2

SCHEDULE II

Underwriters	Principal Amount of 2021 Notes	Principal Amount of 2023 Notes
Deutsche Bank Securities Inc.	$168,750,000	$168,750,000
Wells Fargo Securities, LLC	168,750,000	168,750,000
Citigroup Global Markets Inc.	46,875,000	46,875,000
J.P. Morgan Securities LLC	46,875,000	46,875,000
Morgan Stanley & Co. LLC	46,875,000	46,875,000
Mitsubishi UFJ Securities (USA), Inc.	46,875,000	46,875,000
Standard Chartered Bank	75,000,000	75,000,000
Skandinaviska Enskilda Banken AB (publ)	30,000,000	30,000,000
TD Securities (USA) LLC	30,000,000	30,000,000
Barclays Capital Inc.	26,250,000	26,250,000
RBC Capital Markets, LLC	26,250,000	26,250,000
UniCredit Capital Markets LLC	26,250,000	26,250,000
BBVA Securities Inc.	11,250,000	11,250,000

Total	$750,000,000	$750,000,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

Free Writing Prospectus filed with the SEC on June 10, 2016

SCHEDULE IV

$1,500,000,000

Weatherford International Ltd.

$750,000,000 7.750% Senior Notes due 2021

$750,000,000 8.250% Senior Notes due 2023

The information in this pricing term sheet (the “Pricing Term Sheet”) supplements Weatherford International Ltd.’s preliminary prospectus supplement, dated June 8, 2016 (the “Preliminary Prospectus Supplement”), and supersedes the information in the Preliminary Prospectus Supplement only to the extent inconsistent with the information in the Preliminary Prospectus Supplement. In all other respects, the Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement, including all documents incorporated by reference therein. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement. All references to dollar amounts are references to U.S. dollars.

Issuer:	Weatherford International Ltd., a Bermuda exempted company.

Guarantors:	Weatherford International plc, an Irish public limited company, and Weatherford International, LLC, a Delaware limited liability company.

Securities Offered:

7.750% Senior Notes due 2021 (the “2021 Notes”).

8.250% Senior Notes due 2023 (the “2023 Notes” and, together with the 2021 Notes, the “Notes”).

Unless the context requires otherwise, as used in this Pricing Term Sheet, each Note refers to a Note having a principal amount of $1,000.

Aggregate Principal Amount Offered:	$750,000,000 aggregate principal amount of 2021 Notes. $750,000,000 aggregate principal amount of 2023 Notes.

Ratings:*	B2 (Moody’s) / BB- (S&P).

Public Offering Price, Underwriting Discount and Proceeds to the Issuer, Before Expenses:	The following table shows the public offering price, underwriting discount and proceeds to the Issuer, before expenses.

	Per 2021 Note	Total 2021 Notes	Per 2023 Note	Total 2023 Notes
Public Offering Price (1)	100.00%	$750,000,000	100.00%	$750,000,000
Underwriting Discount	1.50%	$11,250,000	1.50%	$11,250,000
Proceeds to the Issuer (before expenses)	98.50%	$738,750,000	98.50%	$738,750,000

(1)	Plus accrued interest from June 17, 2016, if settlement occurs after that date.

Trade Date:	June 10, 2016.

Expected Settlement Date:**	June 17, 2016 (T+5).

Issue Price:	The 2021 Notes will be issued at a price of 100% of their principal amount. The 2023 Notes will be issued at a price of 100% of their principal amount.

Maturity:	The 2021 Notes will mature on June 15, 2021, unless earlier redeemed. The 2023 Notes will mature on June 15, 2023, unless earlier redeemed.

Interest Rate:	7.750% per year for the 2021 Notes, accruing from the Expected Settlement Date. 8.250% per year for the 2023 Notes, accruing from the Expected Settlement Date.

Yield to Maturity:	7.750% for the 2021 Notes. 8.250% for the 2023 Notes.

Interest Payment Dates:	Interest will accrue from the Expected Settlement Date and will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2016.

Optional Redemption:	The Notes may be redeemed by the Issuer at its option as set forth under “Optional Redemption” below. The Notes may also be redeemed by the Issuer at its option in connection with a change in tax law as set forth under “Description of Notes—Optional Redemption—Redemption at Our Option upon a Change in Tax Law” in the Preliminary Prospectus Supplement.

Joint Global Coordinators and Bookrunners:	Deutsche Bank Securities Inc. Wells Fargo Securities, LLC

Joint Book-Running Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Mitsubishi UFJ Securities (USA), Inc.

Co-Managers:	Standard Chartered Bank Skandinaviska Enskilda Banken AB (publ) TD Securities (USA) LLC Barclays Capital Inc. RBC Capital Markets, LLC UniCredit Capital Markets LLC BBVA Securities Inc.

CUSIP Number:	947075 AJ6 for the 2021 Notes. 947075 AK3 for the 2023 Notes.

ISIN:	US947075AJ68 for the 2021 Notes. US947075AK32 for the 2023 Notes.

Use of Proceeds:	The Issuer expects to receive net proceeds of approximately $1,476.0 million after deducting underwriting discount and estimated offering expenses. The Issuer intends to use all or a portion of the net proceeds from this offering to fund a portion of the Tender Offers. In the event that the Tender Offers are not consummated, or the aggregate amount of securities tendered in the Tender Offers and accepted for payment is less than the Maximum Purchase Amount or the Issuer otherwise has any remaining net proceeds, the Issuer may use such proceeds to repay or retire other outstanding indebtedness, which may include amounts outstanding under the Revolving Credit Agreement. Until the Issuer applies the net proceeds for the purposes described above, it may invest them in short-term liquid investments or repay a portion of the amounts outstanding under the Revolving Credit Agreement.

Capitalization:	The following line items supersede and replace in their entirety the corresponding entries in the “As Further Adjusted” column as of March 31, 2016 in the table under the heading “Capitalization” in the Preliminary Prospectus Supplement.

	Cash and cash equivalents:	$3,011
	7.750% Senior Notes due 2021:	750
	8.250% Senior Notes due 2023:	750
	Long-term debt:	9,158
	Total indebtedness:	$9,662
	Total capitalization:	$14,321

Tender Offers:	The Maximum Purchase Amount will be increased from $2.1 billion to $2.6 billion.

Optional Redemption:

The following discussion supersedes and replaces in its entirety the corresponding entries in the Preliminary Prospectus Supplement under the headings “Description of Notes—Optional Redemption—General,” “—Redemption with Proceeds from Equity Offerings” and “Redemption at Applicable Premium.”

Par Redemption

At any time on or after, in the case of the 2021 Notes, May 15, 2021 (one month prior to their maturity date) (the “2021 Notes Par Call Date”) or, in the case of the 2023 Notes, March 15, 2023 (three months prior to their maturity date) (the “2023 Notes Par Call Date”), the Notes of such series will be redeemable, at our option, at any time in whole, or from time to time in part, at a price equal to 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

Make-Whole Redemption

At any time prior to, in the case of the 2021 Notes, the 2021 Notes Par Call Date or, in the case of the 2023 Notes, the 2023 Notes Par Call Date, each such series of Notes will be redeemable, at our option, at any time in whole, or from time to time in part, at a price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed; or

•

the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the redemption price) on the Notes to be redeemed (exclusive of interest accrued to the redemption date that would have been due if the Notes had matured on the 2021 Notes Par Call Date in the case of the 2021 Notes, and the 2023 Notes Par

Call Date in the case of the 2023 Notes, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 50 basis points for the 2021 Notes and 50 basis points for the 2023 Notes;

plus, in either case, accrued and unpaid interest to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

The actual optional redemption price will be calculated and certified to the Trustee and the Issuer by the Independent Investment Banker. For purposes of determining the optional redemption price, the following definitions are applicable:

“Treasury Yield” means, with respect to any redemption date applicable to the Notes of either series, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed, calculated as if the maturity date of the 2021 Notes were the 2021 Notes Par Call Date and as if the maturity date of the 2023 Notes were the 2023 Notes Par Call Date, as the case may be (the “Remaining Life”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of the Notes to be redeemed; provided, however, that if no maturity is within three months before or after the applicable Par Call Date for such Notes, yields for the two published maturities most closely corresponding to such United States Treasury security will be determined and the treasury rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month.

“Independent Investment Banker” means any of Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC and their respective successors or, if neither such firm is willing and able to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Issuer.

“Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC so long as it is a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”) at the relevant time and, if it is not then a Primary Treasury Dealer, then a Primary Treasury Dealer selected by it, and in each case their respective successors, plus at least two other Primary Treasury Dealers selected by us; provided, however, that if any of the foregoing shall not be a Primary Treasury Dealer at such time and shall fail to select a Primary Treasury Dealer, then the Issuer will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for the Notes, an average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the Notes (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the Notes offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by contacting Deutsche Bank Securities at Deutsche Bank Securities, Attention: Prospectus Group, 60 Wall Street, New York, NY 10005, or by telephone at (800) 503 – 4611, or by email at prospectus.cpdg@db.com; or Wells Fargo Securities at Wells Fargo Securities, Attention: WFS Customer Service, 608 2nd Ave. S, Suite 1000, Minneapolis, MN 55402, or by telephone at (800) 645 – 3751, Opt. 5,or by email at wfscustomerservice@wellsfargo.com.

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**	It is expected that delivery of the Notes will be made against payment therefor on or about June 17, 2016, which will be the fifth business day following the date hereof. Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in five business days (T+5), to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Notes who wish to trade the Notes on the date of pricing and the next succeeding business day should consult their own advisors.

ANNEX A-1

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 6(b)

1. The Subsidiary Guarantor is a limited liability company under the Delaware Limited Liability Company Act (the “DLLCA”) with limited liability company power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Final Prospectus. With your consent, based solely on certificates from public officials, we confirm that the Subsidiary Guarantor is validly existing and in good standing under the laws of the State of Delaware.

2. Assuming the Indenture has been duly authorized, executed and delivered by the Company, the Indenture is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

3. Assuming the Indenture has been duly authorized, executed and delivered by the Parent Guarantor, the Indenture, including the Parent Guarantee contained therein, is the legally valid and binding agreement of the Parent Guarantor, enforceable against the Parent Guarantor in accordance with its terms.

4. The execution, delivery and performance of the Indenture have been duly authorized by all necessary limited liability company action of the Subsidiary Guarantor, and the Indenture, including the Subsidiary Guarantee contained therein, has been duly executed and delivered by the Subsidiary Guarantor and is the legally valid and binding agreement of the Subsidiary Guarantor, enforceable against the Subsidiary Guarantor in accordance with its terms.

5. Assuming the Notes have been duly authorized, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of the Underwriting Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

7. The execution and delivery of the Underwriting Agreement and the Indenture, and the issuance and sale of the Securities by the Company to you and the other Underwriters pursuant to the Underwriting Agreement do not on the date hereof:

(i) violate any federal, New York or Texas statute, rule or regulation applicable to the Company or violate the DLLCA;

(ii) result in the breach of or a default under any of the Specified Agreements1; or

(iii) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal, New York or Texas statute, rule or regulation applicable to the Company or the DLLCA on or prior to the date hereof that have not been obtained or made.

8. The Registration Statement has become effective under the Act. With your consent, based solely on a review of a list of stop orders on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act, the Prospectus has been filed in accordance with Rule 424(b) and 430B under the Act, and the specified Issuer Free Writing Prospectus has been filed in accordance with Rule 433(d) under the Act.

9. The Registration Statement at [●], including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

10 (A) The statements in the Prospectus under the caption “Description of Notes,” insofar as they purport to describe or summarize certain provisions of the documents referred to therein, are accurate descriptions or summaries in all material respects and (B) the statements under the caption “Material United States Federal Income Tax Considerations” in the Disclosure Package and the Registration Statement, insofar as such statements purport to constitute summaries of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

11. Each of the Company and Parent Guarantor is not, and immediately after giving effect to the sale of the Securities in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

[1]	NTD: List will include debt documents filed as exhibits to the Exchange Act filings.

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ANNEX A-2

FORM OF NEGATIVE ASSURANCE LETTER OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 6(b)

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Preliminary Prospectus, any Specified IFWP, the Final Prospectus or the Incorporated Documents2 (except to the extent expressly set forth in the numbered paragraph 8 of our letter to the Underwriters of even date), and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as special counsel to the Company and the Guarantors in connection with the preparation by the Company and the Guarantors of the Registration Statement, the Preliminary Prospectus, each Specified IFWP, and the Final Prospectus, we reviewed the Registration Statement, the Preliminary Prospectus, the Specified IFWP, the Final Prospectus and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Company and the Guarantors, the independent public accountants for the Company and the Guarantors, representatives of the Underwriters, and the Underwriters’ counsel, during which conferences and conversations the contents of the Registration Statement, the Preliminary Prospectus, the Specified IFWP and the Final Prospectus and related matters were discussed. Such counsel also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and the Guarantors and others as to the existence and consequence of certain factual and other matters.

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•	the Registration Statement, as of the most recent effective date, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•	the Preliminary Prospectus, as of June 8, 2016 (together with the Incorporated Documents at that date and the Specified IFWP), when taken together with the Pricing Information Annex, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

[2]	Incorporated Documents” means “the reports filed by the Parent Guarantor with the SEC and, in each case giving effect to Rule 412 under the Act, incorporated in the Registration Statement, the Preliminary Prospectus, or the Final Prospectus by reference”

•	the Final Prospectus, as of its date or as of the date hereto, (together with the Incorporated Documents at that those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Specified IFWPs, the Pricing Information Annex, the Final Prospectus, the Incorporated Documents, or the Form T-1.

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ANNEX B

FORM OF OPINION OF COMPANY’S AND PARENT GUARANTOR’S IN-HOUSE COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 6(c)

(i) To my knowledge, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or threatened against or affecting the Company, the Guarantors or any of their respective subsidiaries, or to which any of their respective properties are subject, that are of a character required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus that are not so described.

(ii) The (i) execution and delivery of, and the performance by each of the Company and the Guarantors of its respective obligations under, the Underwriting Agreement, the Indenture and the Securities (collectively, the “Transaction Agreements”), (ii) consummation of the transactions contemplated in the Underwriting Agreement (including the use of the proceeds from the sale of the Securities as described in the Final Prospectus under the caption “Use of Proceeds”), and (iii) compliance by each of the Company and the Guarantors with its respective obligations under the Transaction Agreements, and the fulfillment of the terms under the Transaction Agreements, do not and will not, whether with or without the giving of notice or lapse of time or both, constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(t) of the Underwriting Agreement) under any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company, the Guarantors or any of their respective subsidiaries is a party or by which any of them may be bound (excluding the Specified Agreements covered by the opinion of Latham & Watkins LLP), or to which any of the property or assets of the Company, the Guarantors or any of their respective subsidiaries is subject (except for such breaches, defaults or Repayment Events that would not reasonably be expected to have a Material Adverse Effect, or in the case of the Guarantors, a Parent Guarantor Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws or other governing documents of the Company, the Guarantors or any of the Scheduled Subsidiaries or any applicable law, judgment, order, writ or decree known to me of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Guarantors or any of their respective subsidiaries or any of their respective properties, assets or operations.

(iii) All descriptions in the Registration Statement of contracts and other documents to which the Company, the Guarantors or any of their respective subsidiaries is a party are fair summaries in all material respects; and to my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement, other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

The opinions expressed above are limited to matters governed by the federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary exceptions and qualifications.

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ANNEX C

FORM OF OPINION OF COMPANY COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 6(d)

(i) The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

(ii) The Company has the necessary corporate power and authority to enter into and perform its obligations under the Underwriting Agreement, the Indenture and the Notes (collectively, the “Documents”) and the necessary corporate power to conduct its business as described under the captions “About Us” in the Base Prospectus and “Prospectus Supplement Summary –Overview” in the Preliminary Prospectus and the Final Prospectus. The execution and delivery of the Documents by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda.

(iii) The Company has taken all corporate action required to authorise its execution, delivery and performance of the Documents. The Documents have been duly executed and delivered by or on behalf of the Company and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

(iv) No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Documents, except such as have been duly obtained in accordance with Bermuda law.

(v) It is not necessary or desirable to ensure the enforceability in Bermuda of the Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that any of the Documents creates a charge over assets of the Company, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981. On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $603 will be payable in respect of the registration.

While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation). As the Documents are governed by the laws of the State of New York (the “Foreign Laws”), the question of whether they create such an interest in property would be determined under the Foreign Laws.

(vi) The Documents will not be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of the Documents other than as stated in paragraph 5 hereof.

(vii) Based solely upon a review of the register of members of the Company dated [●], 2016, the issued share capital of the Company consists of [●] common shares, par value US$1.00, each of which is validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof). The issued shares of the Company are not subject to any statutory pre-emptive or similar statutory rights.

(viii) The statements contained in the Preliminary Prospectus and the Final Prospectus under the caption “Certain Bermuda Tax Considerations” and in the Registration Statement under the caption “Item 15—Indemnification of Directors and Officers”, to the extent that they constitute statements of Bermuda law, are accurate in all material respects.

(ix) Based solely on a search of the public records in respect of the Company maintained at the offices of the Registrar of Companies at [●] on [●], 2016 (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search) and a search of the Cause Book of the Supreme Court of Bermuda conducted at [●] on [●], 2016 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), no details have been registered of any steps taken in Bermuda for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of, the Company, though it should be noted that the public files maintained by the Registrar of Companies do not reveal whether a winding up petition or application to the Court for the appointment of a receiver has been presented and entries in the Cause Book may not specify the nature of the relevant proceedings.

(x) The choice of the Foreign Laws as the governing law of the Documents is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent

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with public policy, as such term is interpreted under the laws of Bermuda. The submission in the Underwriting Agreement and the Indenture to the non-exclusive jurisdiction of the courts specified therein (the “Foreign Courts”), and the appointment of CT Corporation Systems by the Company as its agent for service of legal process in connection with proceedings in the Foreign Courts pursuant to the Underwriting Agreement, is valid and binding upon the Company.

(xi) The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

(xii) There is no income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made by the Company or either of the Guarantors to the holders of the Notes.

(xiii) The Company has been designated as non-resident of Bermuda for the purposes of the Exchange Control Act, 1972 and, as such, is free to acquire, hold, transfer and sell foreign currency and securities without restriction.

(xiv) The Company is not entitled to any immunity under the laws of Bermuda, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Documents in respect of itself or its property.

(xv) The obligations of the Company under the Notes will rank at least pari passu in priority of payment with all other unsecured senior indebtedness of the Company, other than indebtedness which is preferred by virtue of any provision of the laws of Bermuda of general application.

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ANNEX D

FORM OF OPINION OF PARENT GUARANTOR’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 6(e)

(a) the Parent Guarantor is a public company duly incorporated with limited liability under the laws of Ireland. The Parent Guarantor is incorporated for an indefinite period as a separate legal entity and is subject to suit in its own name. Based upon the Searches, no steps have been taken under the laws of Ireland to appoint a receiver, liquidator or examiner to or to wind up the Parent Guarantor;

(b) the Parent Guarantor has full power to enter into the Documents and to exercise its rights and perform its obligations thereunder and all corporate action required to authorise the execution and delivery of the Documents and its performance of its obligations thereunder has been taken;

(c) the execution and delivery by the Parent Guarantor of the Documents and its exercise of its rights and performance of its obligations thereunder will not violate (i) any existing law or regulation of Ireland applicable to companies generally or (ii) any provision of its Constitution;

(d) the Documents have been duly executed by the Parent Guarantor and the Documents and the obligations undertaken thereunder by the Parent Guarantor constitute legal, valid, binding and enforceable obligations of the Parent Guarantor;

(e) it is not necessary under the laws of Ireland in order to ensure the legality, validity, enforceability or admissibility in evidence of the Documents in Ireland or to permit the Parent Guarantor to perform its obligations under the Documents that any approval, consent, licence, authorisation or exemption be obtained from any court or governmental or regulatory authority in Ireland or that the Documents or any particulars of them be filed, registered, recorded, enrolled or notarised with, in or by any such court or authority;

(f) the Documents will not be subject to stamp duty in Ireland and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Ireland in connection with the execution, delivery, filing, registration or performance of the Documents or in connection with the admissibility in evidence thereof (other than ordinary court filing fees);

(g) the statements contained in the Prospectus Supplement under the caption “Certain Irish Tax Considerations”, to the extent that they constitute statements of Irish law, are accurate in all material respects;

(h) in any proceedings taken in Ireland for the enforcement of the obligations of the Parent Guarantor under the Documents, the courts of Ireland would recognise the choice of the law of the State of New York applicable to contracts made and to be performed within the State of New York as the governing law of the contractual rights and obligations of the parties under the Documents in each case in accordance with and subject to the provisions of Council Regulations (EC) No 593/2008 on the Law Applicable to Contractual Obligations;

(i) the submission in the Documents by the Parent Guarantor to the non-exclusive jurisdiction of any federal or New York State court located in the City of New York is valid and binding on the Parent Guarantor;

(j) any judgment obtained against the Parent Guarantor in any federal or New York State court located in the City of New York (a “Non EU / EFTA Judgment”) relating to any of the Documents should be recognised and enforced by the courts of Ireland subject to first obtaining by way of a new action an order from the Irish courts which would be granted on proper proof of the Non EU / EFTA Judgment without any retrial or examination of the merits of the case provided that:

(1) the Non EU / EFTA Judgment is for a definite sum of money and is final and conclusive;

(2) the state or federal court located in the City of New York had competent jurisdiction;

(3) the Non EU / EFTA Judgment has not been obtained or alleged to have been obtained by fraud;

(4) procedural rules of the court giving the Non EU / EFTA Judgment have been observed;

(5) the Non EU / EFTA Judgment is not contrary to public policy or natural or constitutional justice;

(6) the Non EU / EFTA Judgment is not inconsistent with a judgment of the court of Ireland in relation to the same matter;

(7) the Irish courts have jurisdiction over the matter; and

(8) enforcement proceedings are instituted in Ireland by way of the new action within six years of the date of the Non EU / EFTA Judgment;

(k) there is no income or other tax of Ireland imposed by withholding or otherwise on any payment to be made by the Company or Parent Guarantor to the holders of the Notes;

(l) the Parent Guarantor is not entitled to any form of immunity from legal proceedings, jurisdiction or execution of judgments;

(m) any indebtedness of the Parent Guarantor under the Ireland Guarantee will rank at least pari passu in point of priority with the claims of its other unsecured creditors, subject to any statutory priorities or contractual subordination of its other creditors and subject to limitations imposed by bankruptcy, reorganisation, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights;

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(n) on the basis of certain assumptions to which you have agreed, the offer of the Underwritten Notes in accordance with the terms of the Documents does not require the publication of a prospectus pursuant to the Directive 2003/71/EC (as amended) and the relevant implementing measures in Ireland; and

(o) the Representatives will not be deemed to be resident, domiciled or carrying on business in Ireland for Irish tax purposes by reason only of the execution, performance and / or enforcement of the Documents by the Representatives.

The opinions expressed above are limited to matters governed by the laws of Ireland. In addition, this opinion is subject to certain assumptions, exceptions and qualifications to which you have agreed.

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ANNEX E

FORM OF OPINION OF PARENT GUARANTOR’S SPECIAL ADVISOR

TO BE DELIVERED PURSUANT TO

SECTION 6(f)

Subject to certain assumptions, qualifications and limitations, with such assumptions, qualifications and limitations to be reasonably acceptable to the underwriters, counsel shall deliver to the underwriters the following opinions.

(i) The Documents will not be subject to ad valorem stamp duty in Switzerland and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Switzerland in connection with the execution, delivery, filing, registration or performance of the Documents or in connection with the admissibility in evidence thereof (other than ordinary court filing fees).

(ii) The statements contained in the Prospectus Supplement under the caption “Certain Swiss Tax Considerations” are accurate in all material respects.

(iii) There is no Swiss income or Swiss Federal withholding tax on any payment relating to the Notes to be made by the Issuer or Weatherford International plc to a Non-Swiss holder, provided any such payment is not attributable to a permanent establishment, a fixed place of business or another taxable presence in Switzerland.